FBR Securitization Trust 2005-2 Callable Mortgage-Backed Notes, Series 2005-2

September 20, 2005 Revision to Series Term Sheet Dated September 7, 2005 2,268,010,000 (Approximate, Subject to +/- 10% Variance)
MHC I Inc.
Seller
FBR Securitization, Inc.
Depositor

	Principal	WAL	Payment Window	Expected Rating	Interest	Principal
Class(1)	Balance($)(2)	Call/Mat	(Mths) Call/Mat (3)	(S&P/Moody’s)	Type(4)	Type
Class AV1	876,720,000	Not Marketed Hereby		AAA/Aaa	Floating	Senior
Class AV2-1A(5)	211,360,000	1.00 / 1.00	1 - 22 / 1 - 22	AAA/Aaa	Floating	Senior Sequential
Class AV2-1B1(5)	235,332,000	0.80 / 0.80	1 - 17 / 1 - 17	AAA/Aaa	Floating	Senior Sequential
Class AV2-1B2(5)	76,688,000	1.63 / 1.63	17 - 22 / 1 - 22	AAA/Aaa	Floating	Senior Sequential
Class AV2-2	154,260,000	2.00 / 2.00	22 -28 / 22 - 28	AAA/Aaa	Floating	Senior Sequential
Class AV2-3A(6)	134,000,000	2.97 / 4.73	28 – 39 / 28 - 167	AAA/Aaa	Floating	Senior Sequential
Class AV2-3B1(6)	139,180,000	2.92 / 3.88	28 – 39 / 28 – 88	AAA/Aaa	Floating	Senior Sequential
Class AV2-3B2(6)	24,560,000	3.24 / 9.57	39 - 39 / 88 - 167	AAA/Aaa	Floating	Senior Sequential
Class M-1	83,200,000	3.24 / 4.96	39 - 39 / 45 - 135	AA+/Aa1	Floating	Subordinate
Class M-2	71,800,000	3.24 / 4.81	39 - 39 / 42 - 128	AA/Aa2	Floating	Subordinate
Class M-3	41,030,000	3.24 / 4.72	39 - 39 / 41 - 120	AA-/Aa3	Floating	Subordinate
Class M-4	38,750,000	3.24 / 4.65	39 - 39 / 40 - 115	A+/A1	Floating	Subordinate
Class M-5	35,330,000	3.24 / 4.59	39 - 39 / 39 - 109	A/A2	Floating	Subordinate
Class M-6	29,630,000	3.24 / 4.53	39 - 39 / 39 - 103	A-/A3	Floating	Subordinate
Class M-7	27,350,000	3.22 / 4.46	38 - 39 / 38 - 97	BBB+/Baa1	Floating	Subordinate
Class M-8	22,800,000	3.21 / 4.37	38 - 39 / 38 - 89	BBB/Baa2	Floating	Subordinate
Class M-9	17,100,000	3.20 / 4.27	37 - 39 / 37 - 81	BBB-/Baa3	Floating	Subordinate
Class M-10	48,920,000	3.16 / 3.74	37 - 39 / 37 - 73	BBB-/NR	Floating	Subordinate
Total:	2,268,010,000

(1)	The Offered Notes are priced to the Optional Termination Date. The margin on the Class A Notes will be multiplied by 2 and the margin on the Class M Notes will be multiplied by 1.5 on any Payment Date after the Margin Stepup Date.

(2)	Approximate.

(3)	See “Pricing Prepayment Speed” herein.

(4)	Each class of Notes will be subject to the “Available Funds Rate” as described herein.

(5)	The Class AV2-1 as described in the Series Term Sheet dated September 7, 2005 will consist of 3 separate classes, the Class AV2-1A, Class AV2-1B1 and Class AV2-1B2. Interest payments made to the Class AV2-1 will be allocated pro rata to each such class based on their Class Principal Amount. Principal payments made to the Class AV2-1 will be allocated pro rata, based on their Class Principal Amount, to the (i) Class AV2-1A and (ii) Class AV2-1B1 and Class AV2-1B2, with amounts allocated to the Class AV2-1B1 and Class AV2-1B2 sequentially.

(6)	The Class AV2-3 as described in the Series Term Sheet dated September 7, 2005 will consist of 3 separate classes, the Class AV2-3A, Class AV2-3B1 and Class AV2-3B2. Interest payments made to the Class AV2-3 will be allocated pro rata to each such class based on their Class Principal Amount. Principal payments made to the Class AV2-3 will be allocated pro rata, based on their Class Principal Amount, to the (i) Class AV2-3A and (ii) Class AV2-3B1 and Class AV2-3B2, with amounts allocated to the Class AV2-3B1 and Class AV2-3B2 sequentially.
FRIEDMAN BILLINGS RAMSEY
Lead Underwriter
DISCLAIMER
Attached is a Series Term Sheet that describes the structure, collateral and certain aspects of the FBR Securitization Trust 2005-2, Mortgage-Backed Notes, Series 2005-2. Friedman, Billings, Ramsey & Co., Inc. (“FBR”) has prepared this Series Term Sheet for Payment to potential investors. Though the Depositor provided FBR with certain information, the Depositor did not participate in the preparation of this Series Term Sheet. The Series Term Sheet is for informational purposes only and is subject to modification or change. The information and assumptions contained in this Series Term Sheet are preliminary and will be superseded by any subsequent series term sheets and by a prospectus, a prospectus supplement and by any other additional information subsequently filed with the Securities and Exchange Commission or incorporated by reference in the Depositor’s registration statement.
Although a registration statement (including the Prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state. Prospective purchasers are referred to the final prospectus supplement relating to the securities discussed in this communication for definitive information and any matter discussed in this communication. Once available, a final prospectus and prospectus supplement may be obtained by contacting the FBR trading desk at (703) 469-1225.
Any investment decision should be based only upon the information in the final prospectus and prospectus supplement as of their publication dates.
Please be advised that the securities described herein may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors must consider the risks of these securities.
If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.
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